Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: GUE Liquidation Companies, Inc., et al.,[1] Debtors.	:	Chapter 11 Case No. 19-11240 (LSS) (Jointly Administered)
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NOTICE OF (A) ENTRY OF FINDINGS OF FACT,
CONCLUSIONS OF LAW, AND ORDER CONFIRMING
CHAPTER 11 PLAN OF LIQUIDATION AND (B) EFFECTIVE DATE

PLEASE TAKE NOTICE that an order (the "Confirmation Order") of the Honorable Laurie Selber Silverstein, United States Bankruptcy Judge for the District of Delaware, confirming and approving the First Amended Joint Plan of Liquidation for the Debtors (D.I. 1005) (including all exhibits thereto, the "Plan")2 was entered on December 19, 2019 (D.I. 1037).

PLEASE TAKE FURTHER NOTICE that all conditions precedent to effectiveness pursuant to Article VII.B of the Plan have been satisfied or waived and that the Debtors have determined that December 30, 2019 is the Effective Date of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on, among others, the Debtors, all Holders of Claims and Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the Holders of such Claims or Interests have accepted the Plan), and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, as provided in the Plan.

PLEASE TAKE FURTHER NOTICE that any Holder of a Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan must submit a Proof of Claim on account of such Claim by no later than January 20, 2020 at 5:00 p.m. (prevailing Eastern Time) to the Claims and Noticing Agent at the following address: GUE Liquidation

[1]	The Debtors are the following 15 entities (the last four digits of their respective taxpayer identification numbers, if any, follow in parentheses): GUE Liquidation Companies, Inc. (5852); Bloom That, Inc. (9936); GUE Liquidation Delivery, Inc. (6960); FlowerFarm, Inc. (2852); FSC Denver LLC (7104); FSC Phoenix LLC (7970); GUE Liquidation, Inc. (1271); GUE Liquidation.CA, Inc. (7556); GUE Liquidation.COM Inc. (4509); GUE Liquidation Group, Inc. (9190); GUE Liquidation Mobile, Inc. (7423); GUE Liquidation Giftco, LLC (5832); Provide Cards, Inc. (3462); GUE Liquidation Commerce LLC (0019); and GUE Liquidation Creations, Inc. (8964). The Debtors' noticing address in these chapter 11 cases is 3113 Woodcreek Drive, Downers Grove, IL 60515.

[2]	Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Plan.

Companies, Inc., Claims Processing, c/o Omni Management Group, 5955 DeSoto Ave., Suite 100, Woodland Hills, CA 91367. Holders of Claims arising from the rejection of Executory Contracts and Unexpired Leases with respect to which no proof of Claim is timely filed will be forever barred from asserting a Claim against the Debtors, the Estates, the Liquidation Trusts or the property of any of the foregoing, unless otherwise expressly allowed by the Bankruptcy Court.

PLEASE TAKE FURTHER NOTICE that, except with respect to Professional Fee Claims or otherwise as set forth in the Plan or the Confirmation Order, requests for payment of Administrative Expense Claims that arose during the period after August 23, 2019 and ending on the Effective Date must be filed and served on the Notice Parties, no later than January 29, 2020 at 5:00 p.m. (prevailing Eastern Time). Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims and that do not file and serve such a request by the applicable Bar Date or as otherwise set forth in the Plan or the Confirmation Order will be forever barred from asserting such Administrative Expense Claims against the Debtors, the Liquidation Trusts, or their respective property, unless otherwise ordered by the Bankruptcy Court.

PLEASE TAKE FURTHER NOTICE that, after the Effective Date, all notices previously provided to the Debtors shall be addressed to the Debtor Liquidation Trustee at the following address:

GUE Liquidation Companies, Inc.

Debtor Liquidation Trustee c/o Howley Law PLLC

Pennzoil Place - South Tower

711 Louisiana Street

Suite 1850

Houston, Texas 77002

Attn: Thomas A. Howley

PLEASE TAKE FURTHER NOTICE that, after the Effective Date, all notices previously provided to the Creditors' Committee shall be addressed to the Committee Liquidation Trustee at the following address:

UMB Bank, National Association

100 William Street, Suite 1850

New York, New York 10038

Attn: Tina Vitale and David Massa

Tel: (646) 650-3790

with a copy to its counsel:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attn: Eric R. Wilson and Jason R. Adams

Tel: (212) 808-7800

Fax: (212) 808-7897

PLEASE TAKE FURTHER NOTICE that the copies of the Confirmation Order and the Plan may be obtained and/or are available for review without charge at the website of the Claims and Noticing Agent, https://omnimgt.com/gue, or by contacting the Claims and Noticing Agent via telephone ((866) 205-3144).

Dated:	January 2, 2020	Respectfully submitted,
Wilmington, Delaware

/s/ Megan E. Kenney
Daniel J. DeFranceschi (No. 2732)
Paul N. Heath (No. 3704)
Brett M. Haywood (No. 6166)
Megan E. Kenney (No. 6426)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 N. King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Email:	defranceschi@rlf.com
heath@rlf.com
haywood@rlf.com
kenney@rlf.com

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Heather Lennox (admitted pro hac vice)
Thomas A. Wilson (admitted pro hac vice)
JONES DAY
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
Email:	hlennox@jonesday.com
tawilson@jonesday.com

Brad B. Erens (admitted pro hac vice)
Caitlin K. Cahow (admitted pro hac vice)
JONES DAY
77 West Wacker
Chicago, Illinois 60601
Telephone: (312) 782-3939
Facsimile: (312) 782-8585
Email:	bberens@jonesday.com
ccahow@jonesday.com

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

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